EXHIBIT (a)(2)


                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                           HATTERAS MASTER FUND, L.P.

         This Certificate of Limited Partnership of Hatteras Master Fund, L.P. (the "Limited Partnership") is being executed by the undersigned for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act.

         1. The name of the Limited Partnership is "Hatteras Master Fund, L.P."

         2. The address of the registered office of the Limited Partnership in Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware. The Limited Partnership's registered agent at that address is The Corporation Trust Company.

         3. The name and address of the general partner of the Limited Partnership is as follows:

                  NAME                                ADDRESS
                  ----                                -------

         Hatteras Investment Management LLC           8816 Six Forks Road
                                                      Suite 107
                                                      Raleigh, NC  27615
                                                      Attn: David B. Perkins


         IN WITNESS WHEREOF, the undersigned, the sole general partner of the Limited Partnership, has caused this Certificate of Limited Partnership to be duly executed as of this 29th day of October, 2004.



                                        HATTERAS MASTER FUND, L.P.

                                        By:      HATTERAS INVESTMENT MANAGEMENT
                                                 LLC, its General Partner


                                        By:  /s/  David B. Perkins
                                           ------------------------------------
                                            Name:   David B. Perkins
                                            Title:  President